                                                                     Exhibit 2.1

                                                                  EXECUTION COPY


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                      among

                                DOUBLECLICK INC.,

                            GENESIS MERGER SUB, INC.

                                       and

                               NETCREATIONS, INC.

                           Dated as of October 2, 2000

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I DEFINITIONS.............................................................................................1
         SECTION 1.01               Certain Defined Terms.........................................................1

ARTICLE II THE MERGER.............................................................................................5
         SECTION 2.01               The Merger....................................................................5
         SECTION 2.02               Closing.......................................................................6
         SECTION 2.03               Effective Time................................................................6
         SECTION 2.04               Effect of the Merger..........................................................6
         SECTION 2.05               Certificate of Incorporation; Bylaws; Directors and Officers of
                                    Surviving Corporation.........................................................6

ARTICLE III CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES....................................................7
         SECTION 3.01               Conversion of Shares..........................................................7
         SECTION 3.02               Exchange of Shares Other than Treasury Shares.................................7
         SECTION 3.03               Stock Transfer Books..........................................................9
         SECTION 3.04               No Fractional Share Certificates.............................................10
         SECTION 3.05               Options to Purchase Company Common Stock.....................................10
         SECTION 3.06               Unvested Stock...............................................................11
         SECTION 3.07               Employee Stock Purchase Plan.................................................11
         SECTION 3.08               Certain Adjustments..........................................................12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMPANY.............................................................12
         SECTION 4.01               Organization and Qualification; Subsidiaries.................................12
         SECTION 4.02               Certificate of Incorporation and Bylaws......................................12
         SECTION 4.03               Capitalization...............................................................13
         SECTION 4.04               Authority Relative to This Agreement.........................................13
         SECTION 4.05               No Conflict; Required Filings and Consents...................................14
         SECTION 4.06               Permits; Compliance with Laws................................................14
         SECTION 4.07               SEC Filings; Financial Statements............................................15
         SECTION 4.08               Absence of Certain Changes or Events.........................................15
         SECTION 4.09               Employee Benefit Plans; Labor Matters........................................16
         SECTION 4.10               Certain Tax Matters..........................................................18
         SECTION 4.11               Contracts....................................................................19
         SECTION 4.12               Litigation...................................................................20
         SECTION 4.13               Environmental Matters........................................................20
         SECTION 4.14               Intellectual Property........................................................20
         SECTION 4.15               Taxes........................................................................24
         SECTION 4.16               Insurance....................................................................25
         SECTION 4.17               Properties...................................................................25
         SECTION 4.18               Affiliates...................................................................25
         SECTION 4.19               Opinion of Financial Advisor.................................................26

         SECTION 4.20               Brokers......................................................................26
         SECTION 4.21               Certain Business Practices...................................................26
         SECTION 4.22               SECTION 912 of New York Law Not Applicable...................................26
         SECTION 4.23               Business Activity Restriction................................................26
         SECTION 4.24               Privacy......................................................................27

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT...............................................................27
         SECTION 5.01               Organization and Qualification; Subsidiaries.................................27
         SECTION 5.02               Certificate of Incorporation and Bylaws......................................27
         SECTION 5.03               Capitalization...............................................................27
         SECTION 5.04               Authority Relative to this Agreement.........................................28
         SECTION 5.05               No Conflict; Required Filings and Consents...................................28
         SECTION 5.06               SEC Filings; Financial Statements............................................29
         SECTION 5.07               Certain Tax Matters..........................................................30
         SECTION 5.08               Brokers......................................................................30

ARTICLE VI COVENANTS.............................................................................................30
         SECTION 6.01               Conduct of Business by Company Pending the Closing...........................30
         SECTION 6.02               Notices of Certain Events....................................................32
         SECTION 6.03               Access to Information; Confidentiality.......................................32
         SECTION 6.04               No Solicitation of Transactions..............................................33
         SECTION 6.05               Tax-Free Transaction.........................................................34
         SECTION 6.06               Control of Operations........................................................34
         SECTION 6.07               Further Action; Consents; Filings............................................34
         SECTION 6.08               Additional Reports...........................................................35
         SECTION 6.09               Tax Information..............................................................35

ARTICLE VII ADDITIONAL AGREEMENTS................................................................................36
         SECTION 7.01               Registration Statement; Proxy Statement......................................36
         SECTION 7.02               Company Shareholders' Meeting................................................37
         SECTION 7.03               Affiliates...................................................................38
         SECTION 7.04               Directors' and Officers' Indemnification and Insurance.......................38
         SECTION 7.05               No Shelf Registration........................................................39
         SECTION 7.06               Public Announcements.........................................................39
         SECTION 7.07               NNM Listing..................................................................39
         SECTION 7.08               Company Stock Options/Registration Statements on Form S-8....................40
         SECTION 7.09               Employee Benefit Matters.....................................................40

ARTICLE VIII CONDITIONS TO THE MERGER............................................................................41
         SECTION 8.01               Conditions to the Obligations of Each Party to Consummate the Merger.........41
         SECTION 8.02               Conditions to the Obligations of Company.....................................42
         SECTION 8.03               Conditions to the Obligations of Parent......................................42

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER.....................................................................43
         SECTION 9.01               Termination..................................................................43

         SECTION 9.02               Effect of Termination........................................................45
         SECTION 9.03               Amendment....................................................................45
         SECTION 9.04               Waiver.......................................................................46
         SECTION 9.05               Termination Fee; Expenses....................................................46

ARTICLE X GENERAL PROVISIONS.....................................................................................47
         SECTION 10.01              Non-Survival of Representations and Warranties...............................47
         SECTION 10.02              Notices......................................................................47
         SECTION 10.03              Severability.................................................................48
         SECTION 10.04              Assignment; Binding Effect; Benefit..........................................48
         SECTION 10.05              Incorporation of Exhibits....................................................48
         SECTION 10.06              Governing Law................................................................48
         SECTION 10.07              Waiver of Jury Trial.........................................................49
         SECTION 10.08              Headings; Interpretation.....................................................49
         SECTION 10.09              Counterparts.................................................................49
         SECTION 10.10              Entire Agreement.............................................................49

                                     ANNEXES

ANNEX A                 Form of Company Shareholders' Agreement
ANNEX B                 Certificate of Incorporation of Surviving Corporation
ANNEX C                 Form of Company Affiliate Agreement

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                  AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of October 2, 2000 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), among DOUBLECLICK INC., a Delaware corporation ("PARENT"), NETCREATIONS, INC., a New York corporation ("COMPANY"), and GENESIS MERGER SUB, INC., a New York corporation and a direct wholly owned subsidiary of Parent ("MERGER SUB"):

                              W I T N E S S E T H:

                  WHEREAS, the boards of directors of Parent and Company have determined that it is advisable and in the best interests of their respective companies and shareholders to enter into a business combination by means of the merger of Merger Sub with and into Company (the "MERGER") and have approved and adopted this Agreement;

                  WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain shareholders of Company have entered into a company shareholders' agreement (the "SHAREHOLDERS' AGREEMENT") in the form attached hereto as Annex A; and

                  WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code;

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 Certain Defined Terms

                  Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                  "AFFILIATE" shall mean, with respect to any person, any other person that controls, is controlled by or is under common control with the first person.

                  "BLUE SKY LAWS" shall mean state securities or "blue sky" laws.

                  "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in New York.

                  "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Company to Parent prior to the execution of this Agreement and forming a part hereof.

                  "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Company that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Company, taken as a whole, except to the extent any such change or effect results from or is attributable to (i) changes in general economic conditions or changes affecting the industry generally in which Company operates (provided that such changes do not affect Company in a materially disproportionate manner) or (ii) any litigation or loss of current or prospective customers, employees or revenues as to which Company furnishes reasonable evidence that it occurred primarily from the announcement of Company entering into this Agreement; provided, however, that in no event shall (x) a decrease in the trading price of Company Common Stock or litigation relating thereto (y) any matter publicly disclosed in a Company Report (as defined in Section 4.07) or otherwise, in any case prior to the date hereof, or (z) the termination of any agreement listed on Schedule I to the Company Disclosure Schedules be considered a Company Material Adverse Effect.

                  "COMPANY STOCK PLAN" shall mean Company's 1999 Employee Stock Option Plan, as amended.

                  "COMPANY STOCK PURCHASE PLAN" shall mean Company's 2000 Employee Stock Purchase Plan.

                  "COMPANY SHAREHOLDERS' Meeting" shall mean the special meeting of Company shareholders to consider approval of this Agreement and the Merger.

                  "COMPETING TRANSACTION" shall mean any of the following involving Company (other than the Merger):

                           (i) any merger, consolidation, share exchange, business combination or other similar transaction;

                           (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions (excluding for this purpose the providing of opt-in e-mail addresses to direct marketers and brokers by Company in the ordinary course of business);

                           (iii) any tender offer or exchange offer for 20% or more of the outstanding voting securities of Company or the filing of a registration statement under the Securities Act in connection therewith;

                           (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed that beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting securities of Company; and

                           (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  "CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement, dated as of September 20, 2000, between Parent and Company.

                  "$" shall mean United States Dollars.

                  "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

                  "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                  "EXPENSES" shall mean, with respect to any party hereto, all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of shareholder approvals, the filing of HSR Act notice, if any, and all other matters related to the transactions contemplated hereby and the closing of the Merger.

                  "GOVERNMENTAL ENTITY" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

                  "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

                  "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  "HSR ACT" shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

                  "IRS" shall mean the United States Internal Revenue Service.

                  "KNOWLEDGE OF COMPANY" shall mean that any officer of Company is actually aware of a fact or other matter, or should have been aware of a fact or other matter based upon due inquiry and investigation.

                  "KNOWLEDGE OF PARENT" shall mean that any executive officer of Company is actually aware of a fact or other matter, or should have been aware of a fact or other matter based upon due inquiry and investigation.

                  "LAW" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

                  "NNM" shall mean the Nasdaq National Market.

                  "NEW YORK LAW" shall mean the New York Business Corporation
Law.

                  "PARENT CONVERTIBLE NOTES" shall mean the $250,000,000 4.75% Convertible Notes of Parent Due 2006.

                  "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Parent to Company prior to the execution of this Agreement and forming a part hereof.

                  "PARENT MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Parent and the Parent Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole, except to the extent any such change or effect results from or is attributable to (i) changes in general economic conditions or changes affecting the industry generally in which Parent operates (provided that such changes do not affect Parent in a materially disproportionate manner) or (ii) any litigation or loss of current or prospective customers, employees or revenues that Parent successfully bears the burden of proving arose solely from the announcement of Parent entering into this Agreement; provided, however, that in no event shall (x) a decrease in the trading price of Parent Common Stock or litigation relating thereto or (y) a matter publicly disclosed in a Parent Report (as defined in Section 5.06) or otherwise, in any case prior to the date hereof, be considered a Parent Material Adverse Effect.

                  "PARENT STOCK PLANS" shall mean Parent's 1996 Stock Plan, 1997 Stock Incentive Plan, 1999 Non-Officer Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan.

                  "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "SUBSIDIARY" shall mean, with respect to any person, any corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  "TAX" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any Taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any person or as a result of an express or implied obligation to indemnify any person.

                  "TAX RETURN" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01 The Merger

                  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with New York Law, at the Effective Time (as defined in Section 2.03), Merger Sub shall be merged with and into Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation of the Merger as a wholly owned subsidiary of Parent (the "SURVIVING CORPORATION").

                  SECTION 2.02 Closing

                  Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three Business Days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "CLOSING") to be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, unless another date, time or place is agreed to by Parent and Company.

                  SECTION 2.03 Effective Time

                  Immediately upon the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of New York in such form as required by, and executed in accordance with the relevant provisions of, New York Law (the date and time of such filing, or such later date and time as may be set forth therein, being the "EFFECTIVE TIME").

                  SECTION 2.04 Effect of the Merger

                  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of New York Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in Company as the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of Company as the Surviving Corporation.

                  SECTION 2.05 Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation

                  Unless otherwise agreed by Parent and Company before the Effective Time, at the Effective Time:

                  (a) the certificate of incorporation of Company shall be amended and restated as of the Effective Time to read in its entirety as set forth on Annex B hereto and, as so amended, shall constitute the certificate of incorporation of the Surviving Corporation until thereafter amended;

                  (b) subject to the requirements of Section 7.04(a) herein, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be adopted as the bylaws of the Surviving Corporation until thereafter amended;

                  (c) the officers of Merger Sub immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

                  (d) the directors of Merger Sub immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

                                  ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 3.01 Conversion of Shares

                  At the Effective time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities:

                  (a) each share of common stock, $.01 par value per share, of Company ("COMPANY COMMON STOCK") issued and outstanding immediately before the Effective Time (excluding those held in the treasury of Company and those owned by any wholly owned Subsidiary of Company) and all rights in respect thereof, shall, forthwith cease to exist and be converted into and become exchangeable for 0.41 of a share (the "EXCHANGE RATIO") of common stock, $.001 par value, of Parent ("PARENT COMMON STOCK");

                  (b) each share of Company Common Stock held in the treasury of Company or owned by any wholly owned Subsidiary of Company immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of Parent, the Surviving Corporation or any other corporation shall be issuable, and no payment of other consideration shall be made, with respect thereto;

                  (c) each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation; and

                  (d) from and after the Effective Time, each outstanding certificate theretofore representing shares of Merger Sub common stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation common stock into which such shares of Merger Sub common stock shall have been converted.

                  SECTION 3.02 Exchange of Shares Other than Treasury Shares

                  (a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with a bank or trust company to act as exchange agent for the Merger (the "EXCHANGE AGENT") as may be designated by Parent and shall be reasonably acceptable to Company.

                  (b) Parent to Provide Common Stock and Cash. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for the benefit of the holder of Company Common Stock: (i) certificates of Parent Common Stock ("PARENT CERTIFICATES") representing the number of whole shares of Parent Common Stock issuable pursuant to Section 3.01(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time; and (ii) sufficient funds to permit payment in lieu of fractional shares pursuant to Section 3.04.

                  (c) Exchange Procedures. The Exchange Agent shall mail to each holder of record of certificates of Company Common Stock ("COMPANY CERTIFICATES"), whose shares were converted into the right to receive shares of Parent Common Stock (and cash in lieu of fractional shares pursuant to Section 3.04) promptly after the Effective Time (and in any event no later than three Business Days after the later to occur of the Effective Time and receipt by Parent of a complete list from Company of the names and addresses of its holders of record): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for Parent Certificates (and cash in lieu of fractional shares). Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor a Parent Certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to this Article III and payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 3.04, and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends and distributions, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 3.04. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article III.

                  (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.02(d)) with respect to such shares of Parent Common Stock.

                  (e) Transfer of Ownership. If any Parent Certificate is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Parent Certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (f) Termination of Exchange Agent Funding. Any portion of funds (including any interest earned thereon) or Parent Certificates held by the Exchange Agent which have not been delivered to holders of Company Certificates pursuant to this Article III within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures outlined in and contemplated by this Section 3.02 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) only as general creditors thereof for their claim for shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Parent Common Stock to which they are entitled.

                  (g) No Liability. Notwithstanding anything to the contrary in this Section 3.02, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person in respect of any shares of Parent Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) Lost, Stolen or Destroyed Company Certificates. In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, a Parent Certificate representing such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to this
Article III; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Parent against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

                  SECTION 3.03 Stock Transfer Books

                  (a) At the Effective Time, the stock transfer books of Company shall each be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the stock transfer records of Company at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section
3.04 hereof, and a cash payment in the amount of dividends, if any, in accordance with Section 3.02(d) hereof, if the certificate or certificates representing such shares of Company Common Stock is or are surrendered as provided in Section 3.02(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

                  (b) Notwithstanding anything to the contrary herein, certificates surrendered for exchange by any person constituting an Affiliate of Company shall not be exchanged until Parent shall have received from such person an affiliate letter as provided in Section 7.03.

                  SECTION 3.04 No Fractional Share Certificates

                  No scrip or fractional share Parent Certificate shall be issued upon the surrender for exchange of Company Certificates, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of Surviving Corporation with respect to such fractional share interest. As promptly as practicable following the Effective Time, Parent shall deposit with the Exchange Agent an amount in cash, rounded to the nearest whole cent, sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (ii) the closing price for a share of Parent Common Stock on the NNM on the first Business Day immediately prior to the Effective Time. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding Taxes, to such holders of Company Common Stock, subject to and in accordance with the terms of Section 3.02 hereof.

                  SECTION 3.05 Options to Purchase Company Common Stock

                  At the Effective Time, the Company Stock Plan and each option granted by Company to purchase shares of Company Common Stock pursuant to the Company Stock Plan ("COMPANY STOCK OPTIONS") which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Parent, and the Company Stock Options shall be converted into an option to purchase shares of Parent Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger contemplated hereby and except that all references in each such Company Stock Option to Company shall be deemed to refer to Parent):

                  (a) the number of shares of Parent Common Stock to be subject to the new option shall be equal to the product of (x) the number of shares of Company Common Stock subject to the original Company Stock Option immediately prior to the Effective Time and (y) the Exchange Ratio;

                  (b) the exercise price per share of Parent Common Stock under the new option shall be equal to (x) the exercise price per share of Company Common Stock in effect under the original Company Stock Option immediately prior to the Effective Time divided by (y) the Exchange Ratio; and

                  (c) in effecting such assumption and conversion, the aggregate number of shares of Parent Common Stock to be subject to each assumed Company Stock Option will be rounded down, if necessary, to the next whole share and the aggregate exercise price shall be rounded up, if necessary, to the next whole cent.

                  The adjustments provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code. The assumption of the outstanding Company Stock Options in the Merger and their conversion into options for Parent Common Stock will not result in any accelerated vesting of those options or the shares purchasable thereunder, and the vesting schedule in effect for each Company Stock Option immediately prior to the Effective Time shall remain in full force after the assumption thereof by Parent.

                  SECTION 3.06 Unvested Stock

                  At the Effective Time, any unvested shares of Company Common Stock awarded to employees, directors or consultants pursuant to any of the Company's plans or arrangements and outstanding immediately prior to the Effective Time shall be converted into unvested shares of Parent Common Stock in accordance with the Exchange Ratio and shall remain subject to the same terms, restrictions and vesting schedule as in effect immediately prior to the Effective Time. All outstanding rights which Company may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock shall be assigned to the Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to such rights and the purchase price payable per share shall be adjusted to reflect the Exchange Ratio.

                  SECTION 3.07 Employee Stock Purchase Plan

                  At the Effective Time, the Company Stock Purchase Plan and each outstanding purchase right under the Company Stock Purchase Plan shall be assumed by Parent. Section 3.07 of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of all holders of outstanding purchase rights under the Company Stock Purchase Plan, including the payroll deduction amount elected by each holder and the price per share of Company Common Stock at the start of the current purchase periods. On the Closing Date, Company shall deliver to Parent an updated version of such schedule, current as of such date. Each such purchase right so assumed by Parent under this Agreement shall continue to have, and be subject to, the terms and conditions set forth in the Company Stock Purchase Plan and the documents governing the outstanding purchase rights under the Company Stock Purchase Plan immediately prior to the Effective Time, except that the purchase price of shares of Parent Common Stock and the number of shares of Parent Common Stock to be issued upon the exercise of each such purchase right shall be adjusted in accordance with the Exchange Ratio (with the number of shares rounded down to the nearest whole share and the purchase price rounded up to the nearest whole cent). The assumed outstanding purchase rights under the Company Stock Purchase Plan shall be exercised at such times following the Effective Time as set forth in the Company Stock Purchase Plan, and each participant shall, accordingly, be issued shares of Parent Common Stock at such times. The Company Stock Purchase Plan, and all outstanding purchase rights thereunder, shall terminate with the exercise of the last assumed purchase right, and no additional purchase rights shall be granted under the Company Stock Purchase Plan following the Effective Time.

                  SECTION 3.08 Certain Adjustments

                  If between the date of this Agreement and the Effective Time,
(i) the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or (ii) the number of shares of Company Common Stock on a fully diluted basis is in excess of that specified in Section 4.03 and disclosed in Section 4.03 of the Company Disclosure Schedule (regardless of whether such excess is a result of an additional issuance of capital stock or a correction to such Sections) other than changes caused by issuances of Company Common Stock pursuant to the Company Stock Purchase Plan, then the Exchange Ratio established pursuant to the provisions of Section 3.01 shall be adjusted accordingly to provide to Parent the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

                  Company hereby represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV or to otherwise be reasonably apparent to relate to representations hereof not specifically referenced, that:

                  SECTION 4.01 Organization and Qualification; Subsidiaries

                  (a) Company has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the State of New York and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Company is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (b) Company does not own an equity interest in any corporation, partnership, joint venture arrangement or other business entity.

                  SECTION 4.02 Certificate of Incorporation and Bylaws

                  The copies of Company's certificate of incorporation and bylaws previously provided to Parent by Company are true, complete and correct copies thereof. Such certificate of incorporation and bylaws are in full force and effect. Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

                  SECTION 4.03 Capitalization

                  The authorized capital stock of Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, no par value ("COMPANY PREFERRED STOCK"). As of the date hereof, (i) 15,534,000 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of Company, (iii) 2,961,000 shares of Company Common Stock are reserved for future issuance pursuant to Company Stock Options, (iv) 1,000,000 shares of Company Common Stock are reserved for issuance under the Company Stock Purchase Plan and (v) no shares of Company Preferred Stock are outstanding. The name of each holder of a Company Stock Option as of the date hereof, the grant date of each Company Stock Option, the number of shares of Company Common Stock for which each Company Stock Option is exercisable, the exercise price of each Company Stock Option and the vesting schedule of each Company Stock Option are set forth in Section 4.03 of the Company Disclosure Schedule. Except for shares of Company Common Stock issuable pursuant to Company Stock Plan or the Company Stock Purchase Plan, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Company is a party or by which Company is bound relating to the issued or unissued capital stock of Company or obligating Company to issue or sell any shares of capital stock of, or other equity interests in, Company. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock. There are no material outstanding contractual obligations of Company to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any entity or Person.

                  SECTION 4.04 Authority Relative to This Agreement

                  Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the holders of two-thirds (2/3) of the outstanding shares of Company Common Stock entitled to vote with respect thereto at the Company Shareholders' Meeting, and the filing and recordation of the Certificate of Merger as required by New York Law). This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes legal, valid and binding obligations of Company, enforceable against Company in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity).

                  SECTION 4.05 No Conflict; Required Filings and Consents

                  (a) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Company, (ii) assuming that all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Company or by which any material property or asset of Company is bound or affected or (iii) result in any material breach of or constitute a material default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

                  (b) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Company with or notification by Company to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NNM, state takeover laws, the premerger notification requirements of the HSR Act, and the filing and recordation of the Certificate of Merger as required by New York Law.

                  SECTION 4.06 Permits; Compliance with Laws

                  Company is in possession of all material franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for Company to own, lease and operate its properties or to produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and, as of the date of this Agreement, none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the Knowledge of Company, threatened. Company is not in conflict in any material respect with, or in material default or violation of, (i) any Law applicable to Company or by which any property or asset of Company is bound or affected or (ii) any Company Permits. Section 4.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the Knowledge of Company, threatened against Company that could reasonably be expected to result in the suspension or cancellation of any other Company Permit. Since January 17, 1996, Company has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

         SECTION 4.07 SEC Filings; Financial Statements

         (a) Company has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NNM since November 12, 1999 (collectively, together with any such forms, reports, statements and documents Company may file subsequent to the date hereof until the Closing, the "COMPANY REPORTS") and (B) with any other Governmental Entities. Each Company Report (i) was prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NNM, as the case may be, and (ii) did not at the time it was filed (or, in the case of registration statements filed under the Securities Act, at the time of effectiveness) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each material form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law.

         (b) Each of the financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. GAAP (except as may be permitted by Form 10-Q under the Exchange Act) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the financial position of Company as at the respective dates thereof and its results of operations, shareholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

         (c) Except as and to the extent set forth or reserved against on the balance sheet of Company as reported in the Company Reports, including the notes thereto, Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1999.

         SECTION 4.08 Absence of Certain Changes or Events

         Since December 31, 1999, Company has conducted its business in all material respects only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect,
(ii) any event that could reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the consummation of the Merger by Company, (iii) any material change by Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of Company's securities, (v) except for changes in the ordinary course of business consistent with past practice that only affect non-officer employees of the Company, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Company, (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to offerings registered under the Securities Act or pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto,
(vii) any amendment to the Company's certificate of incorporation or bylaws,
(viii) other than in the ordinary course of business consistent with past practice, any (x) purchase, sale, assignment or transfer of any material assets,
(y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for Taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Company Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company, or (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practice.

         SECTION 4.09 Employee Benefit Plans; Labor Matters

         (a) The Company Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan," as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not ("BENEFIT PLANS"), maintained, sponsored or contributed to or required to be contributed to by Company (the "COMPANY BENEFIT PLANS"). With respect to each Company Benefit Plan, Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan (of, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such Company Benefit Plan, (ii) each trust agreement or other funding arrangement, if any, relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500), if any, filed with the IRS with respect to such Company Benefit Plan (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or financial statement, if any, relating to such Company Benefit Plan and (v) the most recent determination, notification, advisory or opinion letter, issued by the IRS with respect to such Company Benefit Plan and any pending request for such a determination letter. Company nor, to the Knowledge of Company, any other person or entity, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

         (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code, and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the Knowledge of Company, there exists no condition or set of circumstances in connection with which Company could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable Law.

         (c) Company on behalf of itself and each Company ERISA Affiliate (as defined below) hereby represents that: (i) each Company Benefit Plan which is intended to qualify under Section 401(a), Section 401(k), Section 401(m) or
Section 4975(e)(5) of the Code has received a favorable determination, notification, advisory or opinion letter from the IRS as to its qualified status, and each trust established in connection with any Company which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to the Knowledge of Company no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) to the Knowledge of Company there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Plan that could result in liability to the Company and (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) liability for the accrued benefits as of the date of such termination to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. No suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

         (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of Part 3 of Title I of ERISA or Section 412 of the Code and neither the Company nor any other trade or business (whether or not incorporated) that is under "common control" with Company (within the meaning of ERISA Section 4001) or with respect to which Company could otherwise incur liability under Title IV of ERISA (a "COMPANY ERISA AFFILIATE") has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Company is, or may reasonably be expected to become, the subject of any lien arising under ERISA or
Section 412(n) of the Code.

         (e) Company has delivered to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of Company providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of Company with or relating to their respective employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of Company with or relating to their respective employees, directors or consultants which contain "change of control" provisions. No payment or benefit which may be required to be made by Company or which otherwise may be required to be made under the terms of any Company Benefit Plan or other arrangement will constitute a parachute payment under Code Section 280(G)(1), and the consummation of the transactions contemplated by this Agreement will not, alone or in conjunction with any other possible event (including termination of employment), (i) entitle any current or former employee or other service provider of Company to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

         (f) Company is not a party to, and has no obligations under or with respect to, any collective bargaining or other labor union contract applicable to persons employed by Company and no collective bargaining agreement is being negotiated by Company or any person or entity that may obligate the Company thereunder. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Company pending or, to the Knowledge of Company, threatened which may interfere with the respective business activities of Company. As of the date of this Agreement, to the Knowledge of Company, none of Company or any of its representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Company, and there is no charge or complaint against Company by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

         (g) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. To the Knowledge of Company, Company and the Company ERISA Affiliates are in compliance in all material respects with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

         SECTION 4.10 Certain Tax Matters

         Neither Company nor, to the Knowledge of Company, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could be expected to prevent the Merger from constituting a "reorganization" under Section 368 of the Code. Company is not aware of any agreement or plan to which Company or any of its Affiliates is a party or other circumstances relating to Company or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under
Section 368 of the Code.

         SECTION 4.11 Contracts

         Except for the contracts and agreements described in Section 4.11 of the Company Disclosure Schedule (collectively, the "LISTED CONTRACTS"), Company is not a party to any of the following:

         (a) any list owners agreement, purchase agreement and bill of sale relating to the purchase of e-mail user lists, customer marketing agreement (or similar agreement with brokers) or agreement with non-standard payment terms, in each case, which ranks in Company's 25 largest customer or supplier relationships, as measured by dollar value, for each of these categories of agreements;

         (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $100,000 over the life of the contract;

         (c) any contract that expires more than one year after the date of this Agreement or any contract that may be renewed at the option of any person other than the Company so as to expire more than one year after the date of this Agreement;

         (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP in excess of $100,000;

         (e) any contract for capital expenditures in excess of $100,000 in the aggregate;

         (f) any contract limiting the freedom of Company to engage in any line of business or to compete with any other corporation, partnership, limited liability company, trust, individual or other entity, or any confidentiality, secrecy or non-disclosure contract or any contract that may be terminable as a result of Parent's status as a competitor of any party to such contract;

         (g) any contract pursuant to which Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property, pursuant to which payments in excess of $100,000 remain outstanding;

         (h) any contract with an Affiliate;

         (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person other than customary customer agreements made in the ordinary course of business; or

         (j) any employment contract, arrangement or policy (including without limitation any collective bargaining contract or union agreement) which may not be immediately terminated without penalty (or any augmentation or acceleration of benefits).

         Company has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Listed Contract. Each of the Listed Contracts is valid and binding and in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to Company, or to the Knowledge of Company, with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Listed Contract. True, correct and complete copies of all Listed Contracts have been delivered to Parent.

         SECTION 4.12 Litigation

         There is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of Company, threatened against Company that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated hereby, and, to the Knowledge of Company, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Company in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Company is not subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated hereby.

         SECTION 4.13 Environmental Matters

         Except as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) Company is in compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws; (ii) all past noncompliance of Company with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) Company has not released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Company in violation of any Environmental Law.

         SECTION 4.14 Intellectual Property

         (a) All patents (including, without limitation, all U.S. and foreign patents, patent applications, patent disclosures, and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trade names and service marks (whether or not registered), trade dress, Internet domain names, copyrights (whether or not registered) and any renewal rights therefor, technology, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, technical documentation of such software programs, statistical models, supplier lists, e-mail lists, inventions, sui generis database rights, databases, data ("TECHNICAL DOCUMENTATION"), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used (including without limitation in the development of) Company's business and/or in any product, technology or process (i) currently being or formerly manufactured, published, marketed or used by Company or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Company are hereinafter referred to as the "COMPANY INTELLECTUAL PROPERTY."

         (b) Section 4.14(b) of the Company Disclosure Schedule contains a true and complete list of Company's patents, patent applications, registered trademarks, trademark applications, common law trademarks, trade names, registered service marks, service mark applications, common law service marks, material Internet domain names, Internet domain name applications, copyright registrations and applications and other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by Company to protect its interests in Company Intellectual Property, and includes details of all due dates for further filings, maintenance, payments or other actions falling due in respect of Company Intellectual Property within twelve (12) months of the Closing Date. All of Company's patents, patent applications, registered trademarks, trademark applications, registered service marks and service mark registrations, and registered copyrights remain in good standing with all fees and filings due as of the Closing Date duly made and the due dates specified in the Company Disclosure Schedule are accurate and complete in all material respects.

         (c) Section 4.14(c) of the Company Disclosure Schedule contains a true and complete list of the registrations that Company has obtained anywhere in the World in relation to the processing of data. Company has made all such registrations which it is required to have made and is in good standing with respect to such registrations with all fees due as of the Effective Time duly made. Company has received Valid Consents from all persons who have provided personal information which are sufficient to give Company (i) the right to use such personal information for the purposes of conducting Company's current activities, and Company's future activities to the extent such future activities are already planned, and (ii) the right to assign the personal information and the applicable consents to Parent. For the purposes of this Section 4.14(c), "VALID CONSENTS" shall mean consents obtained (i) for persons aged 13 and over, using Company's double opt-in method by which the persons providing personal information to Company have both (a) indicated their consent by checking a box which signifies his or her desire to have his or her personal information registered with the site and used by Company, and (b) thereafter responded to a confirmatory e-mail message to signify his or her desire to have his or her personal information registered with the site and used by Company and (ii) for persons under the age of 13, in accordance with the Children's Online Privacy Protection Act of 1998. Company has not used any personal information without or beyond the scope of a Valid Consent. Company has placed all personal information relating to persons who have signified that they do not grant or later revoke a Valid Consent in an unsubscribed archive file where such data is stored but not used by Company. Company has not collected and maintains no personal information about persons outside the United States in violation of any local, state or federal law.

         (d) Company Intellectual Property consists solely of items and rights which are: (i) owned by Company; (ii) in the public domain; or (iii) rightfully used by Company pursuant to a valid license (the "COMPANY LICENSED INTELLECTUAL PROPERTY"), the parties and date of each such license agreement (each, a "LICENSE AGREEMENT") being set forth on
Section 4.14(c) of the Company Disclosure Schedule. Company has all rights in Company Intellectual Property necessary to carry out Company's current activities (and had all rights necessary to carry out its former activities at the time such activities were being conducted), including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to the Company Licensed Intellectual Property, assign and sell, the Company Intellectual Property.

         (e) The reproduction, manufacturing, distribution, licensing, sublicensing, sale, use or any other exercise of rights in any Company Intellectual Property, product, service, work, technology or process as now used or offered or proposed for use, licensing or sale by Company does not infringe on any copyright, trade secret, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, mask work or other proprietary or personal right of any person or, to the actual knowledge of Company, the patent of any person anywhere in the world. No claims (i) challenging the validity, effectiveness or, other than with respect to the Company Licensed Intellectual Property, ownership by Company of any of the Company Intellectual Property, or
(ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, service, work, technology or process as now used or offered or proposed for use, licensing, sublicensing, use or sale by Company infringes or will infringe on any intellectual property or other proprietary or personal right of any person have been asserted or, to the Knowledge of Company, are threatened by any person, nor are there, to the Knowledge of Company, any valid grounds for any bona fide claim of any such kind. All registered, granted or issued patents, trademarks, Internet domain names and copyrights held by Company are subsisting and, to the Knowledge of Company, enforceable. To the Knowledge of Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee.

         (f) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Company Intellectual Property on behalf of Company, have executed nondisclosure agreements in the form set forth in Section 4.14(f) of the Company Disclosure Schedule and either (i) have been a party to a "work-for-hire" arrangement or agreements with Company in accordance with applicable national and state law that has accorded Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor or Company as assignee that have conveyed to Company effective and exclusive ownership of all tangible and intangible property thereby arising.

         (g) Company is not, nor as a result of the execution or delivery of this Agreement, or performance of Company's obligations hereunder, will Company be, in violation of any license, sublicense, agreement or instrument relating to Company Intellectual Property to which Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Company's obligations hereunder, cause the diminution, termination or forfeiture of any Company Intellectual Property.

         (h) Section 4.14(h) of the Company Disclosure Schedule contains a true and complete list of all of Company's software programs (the "COMPANY SOFTWARE PROGRAMS"). Except with respect to software or technology licensed by Company (to which Company holds appropriate and valid licenses), Company owns full and unencumbered right and good, valid and marketable title to such Company Software Programs free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind.

         (i) The source code and system documentation relating to the Company Software Programs (i) have at all times been maintained in strict confidence,
(ii) have been disclosed by Company only to employees who have a "need to know" the contents thereof in connection with the performance of their duties to Company and who have executed the nondisclosure agreements referred to in
Section 4.14(f), and (iii) have not been disclosed to any third party, except those third parties set forth in Section 4.14(i) of the Company Disclosure Schedule who have executed nondisclosure agreements with Company.

         (j) Company has taken all reasonable steps, in accordance with normal industry practice, to preserve and maintain complete notes and records relating to Company Intellectual Property to cause the same to be readily understood, identified and available.

         (k) The Company Software Programs (i) have been designed to ensure year 2000 compatibility, which includes, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate and will operate in accordance with their specifications prior to, during and after the calendar year 2000 AD; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

         (l) The Company Intellectual Property is free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, charges or encumbrances of any kind.

         (m) Company does not owe any royalties or other payments to third parties in respect of Company Intellectual Property. All royalties or other payments set forth in Section 4.14(m) of the Company Disclosure Schedule that have accrued prior to the Effective Time have been paid.

         (n) Company uses commercially reasonable efforts to regularly scan the Company Software Programs and the Company Intellectual Property with "best-in-class" virus detection software. To the Knowledge of Company, the Company Software Programs and other Company Intellectual Property contain no "VIRUSES." For the purposes of this Agreement, "VIRUS" means any computer code intentionally designed to disrupt, disable or harm in any manner the operation of any software or hardware. To the Knowledge of Company, none of the foregoing contains any worm, bomb, backdoor, clock, timer, or other disabling device code, design or routine which causes the software to be erased, inoperable, or otherwise incapable of being used, either automatically or upon command by any party.

         (o) Company has implemented all reasonable steps which are known in the information systems industry in the physical and electronic protection of its information assets from unauthorized disclosure, use or modification. Section 4.14(o) of the Company Disclosure Schedule sets forth (i) each breach of security of which Company is aware, (ii) its known or anticipated consequences, and (iii) the steps Company has taken to remedy such breach.

         SECTION 4.15 Taxes

         (a) Company and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Company has provided adequate accruals in accordance with generally accepted accounting principles in its latest financial statements included in the Company Reports for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Other than Taxes incurred in the ordinary course of business, Company has no material liability for unpaid Taxes accruing after the date of the Company's latest financial statements included in the Company Reports.

         (b) There is (i) no material claim for Taxes that is a lien against the property of Company or is being asserted against Company other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Company being conducted by a Tax Authority; (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Company and currently in effect, and
(iv) no agreement, contract or arrangement to which Company is a party that may result in the payment of any amount that would not be deductible by reason of
Section 280G or Section 404 of the Code.

         (c) There has been no change in ownership of Company that has caused the utilization of any losses of such entities to be limited pursuant to Section 382 of the Code, and any loss carryovers reflected on the latest financial statements included in the Company Reports are properly computed and reflected.

         (d) Company has not been and will not be required by reason of the Merger to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

         (e) Company has not filed and will not file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company.

         (f) Company is not a party to any Tax sharing or Tax allocation agreement nor does Company have any liability or potential liability to another party under any such agreement.

         (g) Company has not filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

         (h) Company has not ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation.

         (i) Company has in its possession receipts for any Taxes paid to foreign Tax authorities. Company has not ever been a "personal holding company" within the meaning of Section 542 of the Code or a "United Sates real property holding corporation" within the meaning of Section 897 of the Code.

         SECTION 4.16 Insurance

         Company is presently insured, and since its inception has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Company, in Company's reasonable estimation, provide adequate coverage against loss. Company has heretofore furnished to Parent a complete and correct list as of the date hereof of all insurance policies maintained by Company, and has made available to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Company has complied in all material respects with the terms of such policies.

         SECTION 4.17 Properties

         Company has good and marketable title, free and clear of all material mortgages, liens, pledges, charges or other encumbrances to all their material tangible properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company's financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as being owned by Company as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements, and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Company are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Company's equipment in regular use which is material to the operation of Company has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

         SECTION 4.18 Affiliates

         Section 4.18 of the Company Disclosure Schedule sets forth the names and addresses of each person who is, in Company's reasonable judgment, an Affiliate (as such term is used in Rule 145 under the Securities Act) of Company.

         SECTION 4.19 Opinion of Financial Advisor

         BancBoston Robertson Stephens Inc. ("ROBERTSON STEPHENS") has delivered to the board of directors of Company its written opinion to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of shares of Company Common Stock from a financial point of view.

         SECTION 4.20 Brokers

         No broker, finder or investment banker (other than Robertson Stephens and Friedman, Billings, Ramsey & Co., Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company. Company has heretofore made available to Parent true, complete and correct copies of all agreements between Company and Robertson Stephens pursuant to which such firm would be entitled to any payment relating to the Merger.

         SECTION 4.21 Certain Business Practices

         Neither Company nor any directors, officers, agents or employees of Company (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

         SECTION 4.22 Section 912 of New York Law Not Applicable

         The board of directors of Company has approved the Merger, this Agreement and the Shareholders' Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the Shareholders' Agreement and the transactions contemplated by this Agreement and the Shareholders' Agreement the provisions of Section 912 of New York Law. To the Knowledge of Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Shareholders' Agreement or the transactions contemplated by this Agreement and the Shareholders' Agreement.

         SECTION 4.23 Business Activity Restriction

         There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Company is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Company in any material respect. Company has not entered into any agreement under which Company is restricted in any material respect from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

         SECTION 4.24 Privacy

         Company is, and has always been, in compliance with its then-current privacy policy, including those posted on Company's Web site(s). Company has conducted its business and maintained its data at all times in accordance with
(i) the standards promulgated by the Online Privacy Alliance, (ii) the standards promulgated by the Direct Marketing Association, and (iii) all applicable Federal, state and other laws, including, but not limited to, those relating to the use of information collected from or about consumers. Company is, and has always been, in compliance with its customers' privacy policies, when required to do so by contract.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent hereby represents and warrants to Company that:

         SECTION 5.01 Organization and Qualification; Subsidiaries

         Parent and Merger Sub have each been duly organized and each is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         SECTION 5.02 Certificate of Incorporation and Bylaws

         The copies of each of Parent's and Merger Subs' certificate of incorporation and bylaws previously provided to Company by Parent are true, complete and correct copies thereof. Such certificates of incorporation and bylaws are in full force and effect.

         SECTION 5.03 Capitalization

         (a) The authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, no par value ("PARENT PREFERRED STOCK"). As of the close of business on September 18, 2000, (i) 122,867,958 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Parent Common Stock are held in the treasury of the Company, (iii) no shares of Parent Common Stock are held by any directly owned or indirectly owned subsidiary of Parent, including Merger Sub (each a "PARENT SUBSIDIARY"), and
(iv) no shares of Parent Preferred Stock are issued and outstanding. Except for the shares of Parent Common Stock issuable pursuant to the Parent Stock Plans and shares of Parent Common Stock issuable upon conversion of the Parent Convertible Notes, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock. Except as have been otherwise publicly disclosed by Parent, there are no material outstanding contractual obligations of Parent to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other Person.

         (b) All of the shares of Parent Common Stock to be issued (i) in connection with the Merger, when issued in accordance with this Agreement, and
(ii) upon the conversion of any Company Stock Option into an option to purchase shares of Parent Common Stock in accordance with Section 3.05, when issued upon exercise thereof following the Effective Time, will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights or similar contractual rights granted by Parent.

         SECTION 5.04 Authority Relative to this Agreement

         Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions (other than the consent of Parent as sole shareholder of Merger Sub and the filing and recordation of the Certificate of Merger as required by New York Law). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity).

         SECTION 5.05 No Conflict; Required Filings and Consents

         (a) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained and all filings and notifications described in
Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent or any other Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) result in any material breach of or constitute a material default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

         (b) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent with or notification by Parent to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NNM, state takeover laws, the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Certificate of Merger as required by New York Law.

         SECTION 5.06 SEC Filings; Financial Statements

         (a) Parent has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NNM since February 20, 1998 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Closing, the "PARENT REPORTS") and (B) with any other Governmental Entities. Each Parent Report (i) was prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act or the NNM, as the case may be, and (ii) did not at the time it was filed (or, in the case of registration statements filed under the Security Act, at the time of effectiveness) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each material form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

         (b) Except as is provided in the Parent Reports, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

         (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and the Parent Subsidiaries as reported in the Parent Reports, including the notes thereto, none of Parent or any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1999 that have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         SECTION 5.07 Certain Tax Matters

         Neither Parent nor, to the Knowledge of Parent, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from constituting a "reorganization" under Section 368 of the Code. Parent is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under
Section 368 of the Code.

         SECTION 5.08 Brokers

         No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.01 Conduct of Business by Company Pending the Closing

         Company agrees that, between the date of this Agreement and the Effective Time, except as contemplated by this Agreement, unless Parent shall otherwise agree in writing, (x) the business of Company shall be conducted only in, and Company shall not take any action except in, the ordinary course of business consistent with past practice and (y) Company shall use best efforts to keep available the services of such of the current officers, significant employees and consultants of Company and to preserve the current relationships of Company with such of the corporate partners, customers, suppliers and other persons with which Company has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, Company shall not, between the date of this Agreement and the Effective Time, except as contemplated by this Agreement, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

         (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

         (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of capital stock of Company of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Company, other than the issuance of shares of Company Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement or pursuant to the Company Stock Purchase Plan or (ii) any material property or assets of Company except sales of inventory in the ordinary course of business consistent with past practice and the providing of opt-in e-mail addresses to direct marketers and brokers by Company in the ordinary course of business;

         (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or Person or any division thereof; (ii) incur any indebtedness for borrowed money (other than in de minimus amounts) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Company; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Listed Contract or other License Agreement;
(iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been described in the Disclosure Schedule and that are not, in the aggregate, in excess of $250,000 for Company; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

         (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

         (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

         (f) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Company Stock Plan or authorize cash payments in exchange for any Company Stock Options granted under the Company Stock Plan;

         (g) amend the terms of, repurchase, redeem or otherwise acquire any of its securities or propose to do any of the foregoing;

         (h) increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Company that would be triggered by the Merger with, any director, officer, consultant or other employee of Company who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Company, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Company and any of Company's directors, officers, consultants or employees;

         (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities (A) reflected or reserved against on the balance sheet of Company dated as of June 30, 2000 included in Company's quarterly report on Form 10-Q for the period then ended;

         (j) except as required by any Governmental Entity, make any change with respect to Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

         (k) make any Tax election or settle or compromise any Tax liability; or

         (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company contained in this Agreement untrue or incorrect or prevent Company from performing or cause Company not to perform its covenants hereunder in any material respect or result in any of the conditions to the Merger set forth herein not being satisfied or prevent Company from performing or cause Company not to perform its covenants hereunder.

         SECTION 6.02 Notices of Certain Events

         (a) Each of Parent and Company shall give prompt notice to the other of
(i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting Parent or Company, respectively, or that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Parent Listed Contract or Company Listed Contract, respectively; and (v) any change that could reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, respectively, or to delay or impede the ability of either Parent or Company, respectively, to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

         SECTION 6.03 Access to Information; Confidentiality

         (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or Company is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and Company shall (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

         (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Section 6.03.

         SECTION 6.04 No Solicitation of Transactions

         (a) Until this Agreement has been terminated as provided herein, Company shall not, directly or indirectly, and shall cause its Representatives not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of Company's Representatives or subsidiaries, or any Representative retained by Company's subsidiaries, to take any such action; provided, however, that nothing contained in this Agreement, including this Section 6.04, shall prohibit the Company or the board of directors of Company (i) from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 6.04, (ii) referring any third party to this Section
6.04 or making a copy of this Section 6.04 available to any third party solely in response to an unsolicited inquiry; (iii) prior to receipt of the approval by the shareholders of Company of this Agreement and the Merger, from providing information (subject to a confidentiality agreement at least as restrictive as the Confidentiality Agreement) in connection with, and negotiating, another unsolicited, bona fide proposal regarding a Competing Transaction that (i) Company's board of directors shall have concluded in good faith, based upon the advice of independent outside counsel of nationally recognized reputation (who may be the Company's regularly engaged independent legal counsel), that such action is necessary to prevent Company's board of directors from violating its fiduciary duties to the Company or its shareholders under applicable law, (ii) with respect to which Company's board of directors shall have determined, based upon the advice of Company's independent financial advisors of nationally recognized reputation (who may be the Company's regularly engaged independent financial advisors), in the proper exercise of its fiduciary duties to the Company and its shareholders that the acquiring party is reasonably capable of consummating such Competing Transaction on the terms proposed, and (iii) Company's board of directors reasonably believes in good faith, based on the advice of the Company's independent financial advisors of nationally recognized reputation (who may be the Company's regularly engaged independent financial advisors), that such Competing Transaction is more favorable to the shareholders of the Company from a financial point of view than the Merger, that such Competing Transaction is more favorable to the shareholders of Company than the Merger taking into account all the terms and conditions of the Competing Transaction and the Merger (any such Competing Transaction being referred to herein as a "SUPERIOR PROPOSAL"). Any violation of the restrictions set forth in this Section 6.04 by any Representative of Company, whether or not such Person is purporting to act on behalf of Company or otherwise, shall be deemed to be a breach of this Section 6.04 by Company. Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, such notice to include the identity of the person making such proposal, offer, inquiry or contact, and the terms of such Competing Transaction, and shall keep Parent apprised, as promptly as reasonably practicable, of any modifications to the terms thereof. Prior to accepting a Company Superior Proposal, Company shall provide Parent with 24 hours' written notice of such intention. Notwithstanding the foregoing, nothing contained in this Section 6.04 shall prevent the Board of Directors of Company from withdrawing or modifying its recommendation of this Agreement, provided that the Company has complied with this Section 6.04, following the receipt of a proposal that constitutes, or may reasonably be expected to lead to, a Competing Transaction if the Board of Directors of the Company, after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel) determines in good faith that such action is necessary for the directors of Company to comply with their fiduciary duties to the Company or its shareholders under applicable law.

         (b) Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

         SECTION 6.05 Tax-Free Transaction

         (a) From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code.

         (b) Each of Company and Parent shall execute and deliver to the other a certificate, in form reasonably acceptable to Company and Parent, as the case may be, signed by an officer of Company or Parent, as the case may be, setting forth factual representations and covenants that will serve as a basis for the tax opinion required under Section 8.02(c) hereof. Company shall use its reasonable efforts to obtain a tax opinion that would satisfy the condition to the Closing set forth in Section 8.02(c).

         SECTION 6.06 Control of Operations

         Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of Company prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

         SECTION 6.07 Further Action; Consents; Filings

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NNM, (B) the Securities Act, the Exchange Act and any other applicable Federal or state securities Laws, (C) the HSR Act, if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

         (b) Each of Company and Parent will give any notices to third persons, and use, and cause their respective subsidiaries to use, reasonable efforts to obtain any consents from third persons necessary, proper or advisable (as determined in good faith by Parent with respect to such notices or consents to be delivered or obtained by Company) to consummate the transactions contemplated by this Agreement.

         SECTION 6.08 Additional Reports

         Company and Parent shall each furnish to the other copies of any reports of the type referred to in Sections 4.07 and 5.06, which it files with the SEC on or after the date hereof, and Company and Parent, as the case may be, covenant and warrant that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present in all material respects the financial position of Company and its consolidated subsidiaries or Parent and its consolidated subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information including therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and U.S. GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

         SECTION 6.09 Tax Information

         Company shall provide the following information to Parent not later than two weeks after the date of this Agreement: (i) a complete list of the types of Tax Returns being filed by Company in each taxing jurisdiction, (ii) a list of all closed years with respect to each such type of Tax Return filed in each jurisdiction, (iii) a list of any deferred intercompany gain with respect to transactions to which Company has been a party and (iv) a list of the acquisition date, original cost, accumulated depreciation, adjusted tax basis and methods of depreciation for all depreciable and amortizable assets of the Company. Company shall provide Parent and its accountants, counsel and other representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all of Company's Tax Returns and other records and workpapers relating to Taxes.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.01 Registration Statement; Proxy Statement

         (a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and shall file with the SEC a document or documents that will constitute (i) the prospectus forming part of the registration statement on Form S-4 of Parent (together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of Parent Common Stock to be issued to Company's shareholders pursuant to the Merger and (ii) the proxy statement with respect to the Merger relating to the special meeting of Company's shareholders to be held to consider approval and adoption of this Agreement and the Merger (the "COMPANY SHAREHOLDERS' MEETING") (together with any amendments thereto, the "PROXY STATEMENT"). Copies of the Proxy Statement shall be provided to the NNM in accordance with its rules. Each of the parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or Company, as the case may be, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. Each of Parent and Company shall notify the other of the receipt of any comments from the SEC on the Registration Statement and the Proxy Statement and of any requests by the SEC for any amendments or supplements thereto or for additional information and shall provide to each other promptly copies of all correspondence between Parent, Company or any of their representatives and advisors and the SEC. As promptly as practicable after the effective date of the Registration Statement, the Proxy Statement shall be mailed to the shareholders of Company. Each of the parties hereto shall cause the Proxy Statement to comply as to form and substance as to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act and (iii) the rules and regulations of the NNM.

         (b) The Proxy Statement shall include with respect to Company and its shareholders, (i) the approval and adoption of the Merger and the recommendation of the board of directors of Company to Company's shareholders that they vote in favor of approval of this Agreement and the Merger, subject to the right of the board of directors of Company to withdraw its recommendation and recommend a Superior Proposal in compliance with Section 6.04 of this Agreement, and (ii) the opinion of Robertson Stephens referred to in Section 4.19.

         (c) No amendment or supplement to the Proxy Statement or the Registration Statement shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

         (d) None of the information supplied by Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to shareholders of Company, at the time of the Company Shareholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company, or their respective officers or directors, should be discovered by Company that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Company shall promptly inform Parent. All documents that Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

         (e) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to shareholders of Company, at the time of Company Shareholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Parent shall promptly inform Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

         SECTION 7.02 Company Shareholders' Meeting

         Subject to the provisions of Section 6.04 and 9.01 herein, Company shall call and hold the Company Shareholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger pursuant to the Proxy Statement, and Company shall use all reasonable efforts to hold the Company Shareholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Unless Company's board of directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 6.04, Company shall use all reasonable efforts to solicit from its shareholders proxies in favor of the approval and adoption of this Agreement and the Merger pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by New York Law or applicable other stock exchange requirements to obtain such approval. Company shall take all other action necessary or, in the reasonable opinion of Parent, advisable to promptly and expeditiously secure any vote or consent of shareholders required by applicable Law and Company's certificate of incorporation and bylaws to effect the Merger. Subject to the right of Company to terminate this Agreement set forth in Section 9.01 hereof, Company shall call and hold the Company Shareholders' Meeting for the purpose of voting upon the approval and adoption of this Agreement and the Merger whether or not Company's board of directors at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that Company's shareholders reject it.

         SECTION 7.03 Affiliates

         Company will use reasonable efforts to obtain an executed letter agreement substantially in the form of Annex C hereto from (i) each person identified in Section 4.18 of the Company Disclosure Schedule within 15 days following the execution and delivery of this Agreement and (ii) from any person who, to the Knowledge of Company, may be deemed to have become an Affiliate of Company after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Affiliate Agreement on the certificates evidencing any of the Parent Common Stock to be received by (i) any Affiliate of Company or (ii) any person Parent reasonably identifies (by written notice to Company) as being a person who may be deemed an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock, consistent with the terms of the Affiliate Agreement, regardless of whether such person has executed Affiliate Agreement and regardless of whether such person's name and address appear on Section 4.18 of the Company Disclosure Schedule.

         SECTION 7.04 Directors' and Officers' Indemnification and Insurance

         (a) Parent and the Merger Sub agree that all rights to indemnification, advancement of expenses, exculpation, limitation of liability and any and all similar rights now existing in favor of each present and former director, officer, employee and agent of Company (collectively, the "Indemnified Parties") as provided in Company's present certificate of incorporation, by-laws or contractual arrangement in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification shall be required by Law, and Parent agrees to cause the Surviving Corporation to comply with its obligations thereunder and hereby guarantees the indemnification obligations referred to in this Section 7.04.

         (b) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers a material amount of its properties and assets to any person in a single transaction or a series of transactions, then, and in each such case, Parent will either guaranty the indemnification obligations referred to in this Section 7.04 or will make or cause to be made proper provision so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, assume the indemnification obligations described herein for the benefit of the Indemnified Parties and have substantially equal financial ability as the Company (immediately prior to the Effective Time) to satisfy the obligations of the parties pursuant to this
Section 7.04 as a condition to such merger, consolidation or transfer becoming effective.

         (c) The provisions of this Section 7.04 are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         (d) For a period of three years after the Effective Time, Parent shall use its best efforts to maintain in effect the directors' and officers' liability insurance policies maintained by Company; provided, however, that in no event shall Parent be required to expend in any one year in excess of 150% of the annual premium currently paid by Company for such coverage and provided further, that if the premium for such coverage exceeds such amount, Parent shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

         SECTION 7.05 No Shelf Registration

         Parent shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Parent Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of Company within the meaning of Rule 145 promulgated under the Securities Act.

         SECTION 7.06 Public Announcements

         The initial press release concerning the Merger shall be a joint press release and, thereafter, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the NNM, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

         SECTION 7.07 NNM Listing

         Prior to the Effective Time, Parent shall use all reasonable efforts to have the shares of Parent Common Stock issued or issuable in connection with the Merger and approved for quotation on the NNM.

                  SECTION 7.08 Company Stock Options/Registration Statements on Form S-8.

                  (a) Prior to the Effective Time, Company shall take, or cause to be taken, all action necessary and appropriate to effect the assumption of Company Stock Options as contemplated by Section 3.05, including, if applicable, amending the Company Stock Plan and Company Stock Options to provide that no "cash-out" will be made in connection with the Merger and obtaining the consent of affected optionees and warrant holders. Parent shall reserve for issuance the number of shares of Parent Common Stock that will be issuable upon exercise of Company Stock Options assumed pursuant to Section 3.05 hereof. As soon as reasonably practicable following the Effective Time, Parent shall file with the SEC one or more registration statements on Form S-8 for the shares of Parent Common Stock issuable with respect to Company Stock Options and will maintain the effectiveness of such registration statements for so long as any of such options or other rights remain outstanding.

                  (b) Assuming that Company delivers to Parent the Section 16 Information (as defined below) in a timely fashion, the board of directors of Parent or a committee of two or more "non-employee directors" (as such term is defined for purposes of Rule 16b-3 under the Exchange Act) thereof, shall adopt resolutions prior to the Effective Time providing that, and shall take other appropriate action such that, the deemed grant to Company Insiders (as defined below) of options to purchase Parent Common Stock under the Company Stock Options (as converted into options to acquire Parent Common Stock pursuant to Section 3.05 and the receipt by Company Insiders of Parent Common Stock in exchange for Company Common Stock pursuant to the Merger, are intended to be exempt from liability pursuant to Section 16(b) of the Exchange Act. Such resolutions shall comply with the approval conditions of Rule 16b-3 under the Exchange Act for purposes of such Section 16(b) exemptions, including specifying the name of each Company Insider, the number of equity securities to be acquired or disposed of by each Company Insider, the material terms of any derivative securities, and that the approval is intended to make the receipt of such securities exempt pursuant to Rule 16b-3(d) under the Exchange Act. "SECTION 16 INFORMATION" shall mean the names of the Company Insiders, the number of shares of Company Common Stock held by each Company Insider and expected to be exchanged for Parent Common Stock in the Merger and the number and a description of Company Stock Options held by each Company Insider and expected to be converted into options to acquire Parent Common Stock in connection with the Merger. "COMPANY INSIDERS" shall mean those officers and directors of the Company who will be subject to the reporting requirements of Section 16(b) of the Exchange Act with respect to Parent and whose names are included in the
Section 16 Information.

                 SECTION 7.09  Employee Benefit Matters

                  (a) For all purposes (including, without limitation, eligibility, vesting, and benefit accrual) under the employee benefit plans of Parent and its Subsidiaries providing benefits to former Company employees after the Effective Time, each such employee shall be credited with his or her years of service with Company before the Effective Time, to the same extent as such employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan, except for purposes of benefit accrual under defined benefit pension plans, if any. Following the Effective Time, Parent shall, or shall cause its Subsidiaries to, waive any pre-existing condition limitation under any welfare benefit plan maintained by Parent or any of its Subsidiaries in which such employees and their eligible dependents participate (except to the extent that such pre-existing condition limitation would have been applicable under the comparable Company welfare benefit plans immediately prior to the Effective
Time).

                  (b) Unless Parent consents otherwise in writing, Company shall take all action necessary to terminate, or cause to terminate, before the Effective Time, any Company Benefit Plan that is a 401(k) plan or other defined contribution retirement plan. Parent and Company shall take all action necessary to permit Company employees to elect direct rollovers of their account balances in Company's terminated 401(k) plan or other defined contribution plan (including outstanding participant loans, if any) to a qualified relevant plan of Parent or its Subsidiaries.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

                  SECTION 8.01 Conditions to the Obligations of Each Party to Consummate the Merger

                  The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

                  (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

                  (b) this Agreement and the Merger shall have been duly approved by the requisite vote of shareholders of Company in accordance with New York Law;

                  (c) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation;

                  (d) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated; and

                  (e) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect.

                  SECTION 8.02 Conditions to the Obligations of Company

                  The obligations of Company to consummate the Merger, or to permit the consummation of the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                  (a) each of the representations and warranties of Parent contained in this Agreement shall be true, complete and correct in all respects (other than representations and warranties subject to "materiality" or "Material Adverse Effect" qualifiers, which shall be true, complete and correct in all respects) both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than (i) representations and warranties which address matters only as of a certain date which shall have been true, complete and correct as of such certain date, and (ii) failures to be true, complete and correct that do not, in the aggregate, constitute a Parent Material Adverse Effect), and Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect;

                  (b) Parent shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to that effect;

                  (c) Piper, Marbury, Rudnick & Wolfe LLP, legal counsel to Company, shall have issued its opinion, such opinion dated on the date of the Closing, addressed to Company, and reasonably satisfactory to it, based upon customary representations of Company and Parent and customary assumptions, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect; provided, however, that if such firm does not render such opinion, this condition shall nonetheless be deemed satisfied if such opinion, dated as of the date of the Closing, is rendered to Company by Brobeck, Phleger & Harrison LLP, counsel to Parent; and

                  (d) There shall have been no Parent Material Adverse Effect since the date of this Agreement.

                  SECTION 8.03 Conditions to the Obligations of Parent

                  The obligations of Parent to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

                  (a) each of the representations and warranties of Company contained in this Agreement shall be true, complete and correct in all respects (other than representations and warranties subject to "materiality" or "Material Adverse Effect" qualifiers, which shall be true, complete and correct in all respects) both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than (i) representations and warranties which address matters only as of a certain date which shall have been true, complete and correct as of such certain date, and (ii) failures to be true, complete and correct that do not, in the aggregate, constitute a Company Material Adverse Effect), and

          Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to such effect;

                  (b) Company shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to that effect;

                  (c) There shall have been no Company Material Adverse Effect since the date of this Agreement;

                  (d) Company shall have received from each of the parties set forth on Section 8.03(d) of the Company Disclosure Schedule (each such party, an "ASSIGNING PARTY"), a valid and effective assignment, in form reasonably acceptable to Parent, of all intellectual property rights in all work created by such Assigning Party on behalf of Company; and

                  (e) Each of the employees listed on Schedule 8.03(e) of the Company Discosure Schedule hereto shall have terminated their respective employment agreements with Company and shall have agreed to the terms of employment set forth in their respective offer letters from Parent, and no employee listed on Schedule I shall have terminated, or given notice of termination of, such employee's employment with Company.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 9.01 Termination

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

                  (a) by mutual written consent duly authorized by the boards of directors of each of Parent and Company;

                  (b) by either Parent or Company, if the Effective Time shall not have occurred on or before February 28, 2001; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose material breach of this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by either Parent or Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

                  (d) by Parent, if (i) the board of directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to

          Parent or its stockholders, (ii) the board of directors of Company shall have recommended to the shareholders of Company a Competing Transaction, (iii) the Company fails to comply in all material respects with Section 6.04 or Section 7.02, (iv) a Competing Transaction shall have been announced or otherwise publicly known and the board of directors of Company shall have (A) failed to recommend against acceptance of such by its shareholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by its shareholders of a Competing Transaction involving a tender offer or exchange offer) within 5 Business Days of delivery of a written request from Parent for such action or (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within 5 Business Days of delivery of a written request from Parent for such action, (v) the board of directors of Company shall have determined that a Competing Transaction was a Superior Proposal and to take any of the actions allowed by clause (ii) of Section 6.04 (and shall not have, prior to Parent's termination of this Agreement pursuant to this Section 9.01(d)(v), (x) reconfirmed its approval and recommendation of this Agreement and (y) recommended against acceptance of such Superior Proposal by its shareholders), or (vi) the board of directors of Company resolves to take any of the actions described above;

                  (e) by Parent or Company, if this Agreement and the Merger shall fail to receive the requisite votes for approval at the Company Shareholders' Meeting or any adjournment or postponement thereof;

                  (f) by Parent, 10 Business Days after receipt by Company of a written notice from Parent of a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "TERMINATING COMPANY BREACH"); provided, however, that if such Terminating Company Breach is curable by Company through the exercise of its reasonable efforts within 10 days and for so long as Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 9.01(f); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;

                  (g) by Company, 10 Business Days after receipt by Parent of a written notice from Company of breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "TERMINATING PARENT BREACH"); provided, however, that if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts within 10 days and for so long as Parent continues to exercise such reasonable efforts, Company may not terminate this Agreement under this Section 9.01(g); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01; or

                  (h) by Company, if (i) the board of directors of Company authorizes Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or description of all material terms and conditions thereof) to such notice, (ii) Parent does not make, within three Business Days of receipt of Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the board of directors of Company determines, in good faith after consultation with its financial advisors, is at least as favorable to the shareholders of Company as the Superior Proposal, it being understood that Company shall not enter into any such binding agreement during such three-day period and (iii) Company prior to such termination pursuant to this clause (h) pays to Parent in immediately available funds the fees required to be paid pursuant to Section 9.05(b), provided, that Company shall not be permitted to terminate this Agreement pursuant to this Section 9.01(h) if such Superior Proposal is attributable to a violation by Company of its obligations under Section 6.05 and such Superior Proposal did not otherwise result from a breach of any of Company's obligations under this Agreement.

                  The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

                  SECTION 9.02 Effect of Termination

                  Except as provided in Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement. No termination of this Agreement shall affect the obligation of the parties contained in the Confidentiality Agreement, which shall survive termination of this Agreement and remain in full force and effect in accordance with their terms.

                  SECTION 9.03 Amendment

                  This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the shareholders of Company, no amendment may be made that changes the amount or type of consideration into which Company Common Stock will be converted pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 9.04 Waiver

                  At any time prior to the Effective Time, any party hereto may
(a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 9.05 Termination Fee; Expenses

                  (a) Except as set forth in this Section 9.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and Company each shall pay one-half of all Expenses (other than attorneys' and accountants' fees and expenses) incurred solely for printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement and any fees required to be paid under the HSR Act.

                  (b) In the event that (i) Parent shall terminate this Agreement pursuant to Section 9.01(d), (ii) Parent shall terminate this Agreement due to a Terminating Company Breach of any covenant or agreement contained in this Agreement pursuant to Section 9.01(f), (iii) Company shall terminate this Agreement pursuant to Section 9.01(h) or (iv) this Agreement shall be terminated pursuant to Section 9.01(b) or pursuant to Section 9.01(e) as a result of the failure to obtain the requisite approval of the Company shareholders and (A) at or prior to such termination, there shall exist or have been publicly proposed a Competing Transaction with respect to Company and (B) within 12 months after such termination, Company shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction involving Company shall be consummated, then, in the case of (i), (ii) or (iii), promptly after such termination, or in the case of (iv), immediately before the execution and delivery of such agreement or such consummation, Company shall pay to Parent (the "TERMINATION FEE") a sum equal to all of Parent's Expenses and an additional amount equal to $8,600,000. In the event of termination of this Agreement by Company pursuant to Section 9.01(g), Parent shall pay to Company an amount equal to all of Company's Expenses.

                  (c) Parent and Company agree that the agreements contained in
Section 9.05(b) above are an integral part of the transaction contemplated by this Agreement and constitute liquidated damages and not a penalty. Accordingly, if Company fails to pay to Parent any amounts due under Section 9.05(b), Company shall pay the cash and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit of other legal action, taken to collect payment, together with interest on such amounts at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                                   ARTICLE X

                               GENERAL PROVISIONS

                  SECTION 10.01 Non-Survival of Representations and Warranties

                  The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 10.02 Notices

                  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

                 (a)      if to Company:

                          NetCreations, Inc.
                          379 West Broadway, Suite 202
                          New York, New York 10012
                          Attention: Brian Burlant
                          Telecopier: (212) 274-9266

                          with a copy to:

                          Piper, Marbury, Rudnick & Wolfe LLP
                          1251 Avenue of the Americas
                          New York, New York 10020
                          Attention: Andrew J. Cosentino
                          Telecopier: (212) 835-6001

                 (b)      if to Parent or Merger Sub:

                          DoubleClick Inc.
                          450 West 33rd Street
                          New York, New York 10001
                          Attention:  Elizabeth Wang, General Counsel
                          Telecopier: (212) 287-9704
                          with a copy to:

                          Brobeck, Phleger & Harrison LLP
                          1633 Broadway, 47th Floor
                          New York, New York 10019
                          Attention: Eric Simonson
                          Telecopier: (212) 586-7878

                  SECTION 10.03 Severability

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

                  SECTION 10.04 Assignment; Binding Effect; Benefit

                  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.04, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

                  SECTION 10.05 Incorporation of Exhibits

                  The Parent Disclosure Schedule, the Company Disclosure Schedule and all Annexes attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

                  SECTION 10.06 Governing Law

                  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF NEW YORK. COURTS WITHIN THE STATE OF NEW YORK (LOCATED WITHIN THE CITY OF NEW YORK) WILL HAVE JURISDICTION OVER ALL DISPUTES BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES HEREBY CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH

COURTS. EACH OF THE PARTIES HERETO WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED
BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

                  SECTION 10.07 Waiver of Jury Trial

                  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                  SECTION 10.08 Headings; Interpretation

                  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  SECTION 10.09 Counterparts

                  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 10.10 Entire Agreement

                  This Agreement (including the Annexes, the Schedules, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger and Reorganization to be executed as of the date first written above by their respective officers thereunto duly authorized.

DOUBLECLICK INC.


By: /s/ Jeff Epstein
   ---------------------------------
   Name:  Jeff Epstein
   Title: Executive Vice President



NETCREATIONS, INC.



By: /s/ Rosalind Resnick
   ---------------------------------
   Name:  Rosalind Resnick
   Title: Chief Executive Officer




GENESIS MERGER SUB, INC.



By: /s/ Jeff Epstein
   ---------------------------------
   Name:  Jeff Epstein
   Title: Executive Vice President
          and Secretary

                                                                         ANNEX A

                     FORM OF COMPANY SHAREHOLDERS' AGREEMENT

                  This COMPANY SHAREHOLDERS' AGREEMENT (this "Agreement") is made and entered into as of October 2, 2000 by and among DoubleClick Inc., a Delaware corporation ("Parent"), and the undersigned shareholders (each, a "Shareholder" and collectively, the "Shareholders") of NetCreations, Inc., a New York corporation ("Company"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                                    RECITALS

                  WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Genesis Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company (such agreement as it may be amended is hereinafter referred to as the "Merger Agreement"), Parent has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company (the "Merger") in which each outstanding share of capital stock of Company (the "Company Capital Stock") will be converted into shares of common stock, par value $0.001 per share, of Parent (the "Parent Shares") at the Exchange Ratio set forth in the Merger Agreement (the "Transaction");

                  WHEREAS, in order to induce Parent to enter into the Merger Agreement and consummate the Transaction, Company has agreed to use its reasonable best efforts to cause certain shareholders of Company to execute and deliver to Parent a Company Shareholders' Agreement upon the terms set forth herein; and

                  WHEREAS, each Shareholder is the registered and beneficial owner of such number of shares of the outstanding capital stock of Company as is indicated on the signature page of this Agreement under the heading "Total Number of Shares of Company Capital Stock owned on the date hereof", and such Shareholder desires to make the number of shares indicated on the signature page of this Agreement under the heading "Total Number of Shares of Company Capital Stock subject to this Agreement" (the "Shares") subject to the terms of this Agreement.

                  NOW, THEREFORE, the parties agree as follows:

                  1. Ownership of Shares; Transfer. (a)Each Shareholder represents and warrants to Parent that such Shareholder is the beneficial owner of (i.e., has sole or shared voting or investment power with respect to) the Shares. The Shares constitute a portion of such Shareholder's interest in the outstanding capital stock and voting securities of Company. The Shares are free and clear of any liens, claims, options, charges or other encumbrances. Such Shareholder's principal residence or place of business is accurately set forth on the signature page hereto. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time or (ii) termination of the Merger Agreement in accordance with the terms thereof.

                  (b) Shareholder agrees not to transfer (except as may be specifically required by court order or by operation of law, in which case any such transferee shall agree to be bound hereby), sell, exchange, pledge or otherwise dispose of or encumber any Shares, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date.

                  2. Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the shareholders of Company at which any of the following is considered or voted upon, and at every adjournment thereof, and on every action or approval by written resolution of the shareholders of Company with respect to any of the following, each Shareholder shall vote, or, using such Shareholder's best efforts, and to the full extent legally permitted, cause the holder of record to vote the Shares as to which such Shareholder then has voting control, in favor of approval and adoption of the Merger Agreement and of the Transaction.

                  Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict any Shareholder from (i) acting in his or her capacity as a director or officer of Company, to the extent applicable, it being understood that this Agreement shall apply to each Shareholder solely in his or her capacity as a shareholder of Company or (ii) voting in his or her sole discretion on any matter other than those matters referred to in the first paragraph of this Section 2.

                  3. Irrevocable Proxy. Each Shareholder hereby agrees to timely deliver to Parent a duly executed proxy in the form attached hereto as Annex A (the "Proxy"), such Proxy to cover the Shares in respect of which such Shareholder is entitled to vote at each meeting of the shareholders of Company and held by such Shareholder as of the record date for such meeting (including, without limitation, each written consent in lieu of a meeting). In the event that any Shareholder is unable to provide any such Proxy in a timely manner, such Shareholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of such Shareholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy or any other such impediment of such Shareholder. Upon the execution of this Agreement by each Shareholder, such Shareholder hereby revokes any and all prior proxies or powers of attorney given by such Shareholder with respect to the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares until after the Expiration Date.

                  4. Representations, Warranties and Covenants of Shareholder. Each Shareholder hereby represents, warrants and covenants to Parent as follows:

                  (a) Each Shareholder has full power, authority and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by such Shareholder does not, and the performance of such Shareholder's obligations hereunder will not, result in any breach of or constitute a default

(or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or the Shares are or will be bound or affected.

                  (b) Except to the extent otherwise permitted under Section
6.04 of the Merger Agreement, until the Expiration Date, each Shareholder, in the Shareholder's capacity as a Shareholder, will not (and will use such Shareholder's reasonable best efforts to cause its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by such Shareholder, not to): (i) initiate or solicit, directly or indirectly, any proposal, plan or offer to acquire all or any material part of the business or properties or capital stock of Company, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the shareholders of Company all or any substantial part of the business, properties or capital stock of Company (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal;
(iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, person or other entity or group (other than Parent, or any associate, agent or representative of Parent) under any circumstances that could reasonably be expected to relate to an actual or potential Acquisition Proposal; or (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect of any potential Acquisition Proposal. In the event any Shareholder, in such Shareholder's capacity as a Shareholder, shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, such Shareholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Shareholder is a party or violating its fiduciary duties.

                  (c) Each Shareholder understands and agrees that if any Shareholder attempts to vote or provide any other person with the authority to vote any of the Shares held by such Shareholder as of the record date for any meeting at which such Shares are to be voted other than in compliance with this Agreement, Company shall not, and such Shareholder hereby unconditionally and irrevocably instructs Company to not record such vote unless and until such Shareholder shall have complied with the terms of this Agreement.

                  5. No Limitation on Discretion as Director. If any Shareholder is a natural person and is a member of the board of directors of Company, then this Agreement will apply to the exercise by such Shareholder in his or her individual capacity of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of such Shareholder with respect to, any action which may be taken or omitted by him or her acting in his or her fiduciary capacity as a director of Company.

                  6. Additional Documents. Each Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

                  7. Consent and Waiver. Each Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Transaction under the terms of any agreement to which such Shareholder is a party; provided, however, that such Shareholder shall not be required by this
Section 7 to give any consent or deliver in his or her capacity as a director or officer of Company.

                  8. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

                  9. Confidentiality. Each Shareholder agrees (i) to hold any information regarding this Agreement and the Transaction in strict confidence, and (ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by Parent.

                  10. Miscellaneous.

                  10.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  10.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind each Shareholder solely as a securityholder of Company only with respect to the specific matters set forth herein.

                  10.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                  10.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of each Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

                  10.5 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered by hand, (b) one business day after transmitted, if transmitted by a nationally recognized overnight courier service, (c) when telecopied, if telecopied (which is confirmed), or (d) three business days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses:

                  (a) If to any Shareholder, at the address set forth below such Shareholder's signature at the end hereof.

                  (b) if to Parent, to:

                  DoubleClick Inc.
                  450 West 33rd Street
                  New York, New York 1001
                  Attention: Elizabeth Wang, General Counsel
                  Facsimile No:  (212) 287-9704

                  with a copy to:

                  Brobeck, Phleger & Harrison LLP
                  1633 Broadway, 47th Floor
                  New York, New York 10019
                  Attention:  Eric Simonson
                  Facsimile No.:  (212) 586-7878

or to such other address as any party hereto may designate for itself by notice given as herein provided.

                  10.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

                  10.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                  10.8 Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  10.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  [Remainder of page intentionally left blank.]

                                                                         Annex A

                                IRREVOCABLE PROXY


                                TO VOTE STOCK OF


                               NETCREATIONS, INC.


                  The undersigned shareholder of NetCreations, Inc., a New York corporation ("Company"), hereby irrevocably (to the full extent permitted by New York Business Corporation Law) appoints the members of the board of directors of DoubleClick Inc., a Delaware corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to the shares of capital stock of Company indicated on the signature page hereto that are beneficially owned by the undersigned (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below). Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

                  This Irrevocable Proxy is irrevocable (to the extent provided in New York Business Corporation Law) until the Expiration Date, is coupled with an interest and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), among Parent, Genesis Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company, which Merger Agreement provides for the merger of Merger Sub with and into Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

                  The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the New York Business Corporation Law), at every annual, special or adjourned meeting of the shareholders of Company and in every written consent in lieu of such meeting, in favor of approval and adoption of the Merger Agreement and of the transactions contemplated thereby.

                  The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

                  All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                  This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:  October 2, 2000
                                    -------------------------------------
                                    (Signature of Shareholder)


                                    -------------------------------------
                                    (Print Name of Shareholder)


                                    Shares subject to this Irrevocable Proxy :


                                    __________ shares of Company Common Stock

                                                                         ANNEX B

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               NETCREATIONS, INC.

       (Pursuant to Section 807 of the New York Business Corporation Law)

                  1. The name of the Corporation is NetCreations, Inc. The Corporation's Certificate of Incorporation was originally filed with the Secretary of State of the State of New York on January 17, 1996.

                  2. The amendments to the Certificate of Incorporation set forth herein in full were authorized in the following manner: This Restated Certificate of Incorporation was approved in its entirety by the consent in writing of all of the members of the Board of Directors of the Corporation, followed by the requisite vote of the holders of outstanding shares of the Corporation.

                  3. This Restated Certificate of Incorporation amends and changes the Corporation's Certificate of Incorporation as authorized by the Corporation's Board of Directors and shareholders in accordance with the requirements of the New York Business Corporation Law. The amendments to the Certificate of Incorporation set forth in full herein relate to the following:

                  (a) Article Fourth. Article Fourth is amended to cancel 5,000,000 Preferred shares of stock, none of which are issued or outstanding.

                  (b) Article Fifth. Article Fifth, which disallows preemptive or preferential rights, is hereby revoked.

                  (c) Article Sixth. Article Sixth, which expressly authorizes the Board of Directors to adopt, amend or repeal the By-Laws of the Corporation, is hereby revoked.

                  (d) Article Eighth. Article Eighth is hereby renumbered Article Sixth, and the provisions of Article Eighth delineating indemnification procedures are hereby revoked and replaced with a general provision that provides for indemnification of any and all persons whom the corporation shall have power to indemnify from and against any and all expenses and liabilities pursuant to Article 7 of the Business Corporation Law.

                  (e) Article Ninth. Article Ninth, which sets forth the right of shareholders to nominate and introduce business at shareholder meetings, is hereby revoked.

                  (f) Article Tenth. Article Tenth, is hereby renumbered Article Eighth and is amended to eliminate the requirement for a meeting to take action, permitting, instead, written consent, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting pursuant to Section 615 of the Business Corporation Law.

                  (g) Article Eleventh. Article Eleventh, which governs the rights of certain persons to call special meetings of shareholders, is hereby revoked.

                  (h) Article Twelfth. Article Twelfth is hereby renumbered Article Fifth and amended to change the post office address where service of process shall be mailed from 379 West Broadway, Suite 202, New York, New York 10012 to Elizabeth Wang, General Counsel, DoubleClick Inc., 450 West 33rd Street, New York, New York 10001.

                  (i) Article Thirteenth. Article Thirteenth, which reserves the right to amend, alter, change or repeal any provision contained in the certificate, is hereby revoked.

                  4. The text of the Certificate of Incorporation is hereby amended and restated to read as herein set forth in full:

                  FIRST:  The name of the corporation is NetCreations, Inc.

                  SECOND: The corporation is formed for the following purpose or purposes:

                  To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

                  THIRD: The office of the corporation is to be located in the County of New York, State of New York.

                  FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares, all of which are of a par value $0.01 per share, and all of which are of the same class.

                  FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:
Elizabeth Wang, DoubleClick Inc., 450 West 33rd Street, New York, NY 10001.

                  SIXTH: The corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the corporation.

                  SEVENTH: The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law, as the same may be amended and supplemented.

                  EIGHTH: Whenever under the provisions of the Business Corporation Law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the provisions of Section 615 of the Business Corporation Law.

                  IN WITNESS WHEREOF, the parties have caused this Company Shareholders' Agreement to be executed as of the date first above written.

DOUBLECLICK INC.                                     SHAREHOLDER



By:
   --------------------------             -------------------------------
Name:                                     (Signature)
     ------------------------
Title:
      -----------------------
                                          -------------------------------
                                          (Print Name of Shareholder)

                                          -------------------------------
                                          (Print Street Address)

                                          -------------------------------
                                          (Print City, State and Zip)

                                          -------------------------------
                                          (Print Telephone Number)

                                          -------------------------------
                                          (Print Facsimile Number)

                                          -------------------------------
                                          (Social Security or Tax I.D. Number)

Total Number of Shares of Company Capital Stock owned on the date hereof:

Common Stock:
                     ---------------------------
State of Residence:
                     ---------------------------


Total Number of Shares of Company Capital Stock subject to this Agreement:

Common Stock:
                     ---------------------------


               SIGNATURE PAGE TO COMPANY SHAREHOLDERS' AGREEMENT

                                                                         ANNEX C

                       FORM OF COMPANY AFFILIATE AGREEMENT

                                 October 2, 2000


DoubleClick Inc.
450 West 33rd Street
New York, New York 10001

Ladies and Gentlemen:

                  Pursuant to the terms of an Agreement and Plan of Merger and Reorganization, dated as of October 2, 2000 (the "Merger Agreement"), among DoubleClick Inc., a Delaware corporation ("Parent"), Genesis Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and NetCreations, Inc., a New York corporation ("Company"), Parent has agreed to acquire Company through the merger of Merger Sub with and into Company (the "Transaction"). Capitalized terms used without definition herein shall have the meanings set forth in the Merger Agreement.

                  The undersigned has been advised that as of the date hereof the undersigned may be deemed to be (but does not hereby admit to be) an "affiliate" of Company, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130, 135 and 146 and Staff Accounting Bulletin Two, as amended, of the SEC.

                  The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, other stockholders of Parent, Merger Sub, Company and their respective counsel and accounting firms. Except to the extent written notification to the contrary is received by Parent from the undersigned prior to the consummation of the Transaction, the representations and warranties contained herein shall be accurate at all times from the date hereof through the Effective Time.

                  The undersigned represents and warrants to, and agrees with, Parent that:

                  1. The undersigned has full power, authority and legal capacity to execute and deliver this Company Affiliate Agreement and to make the representations and warranties set forth herein and to perform the undersigned's obligations hereunder;

                  2. The undersigned has carefully read this Company Affiliate Agreement and the Merger Agreement and discussed their requirements and other applicable limitations upon the undersigned's ability to sell, assign, transfer, pledge or otherwise dispose of or encumber Parent's common stock, par value $.001 per share ("Parent Common Stock"), to the extent the undersigned felt necessary, with the undersigned's counsel or counsel for Company;

                  3. The undersigned is the beneficial owner of the number of shares of Parent Common Stock (the "Shares") set forth below, and did not acquire any of the Shares in contemplation of the Transaction.

                  4. The undersigned will not make any sale, assignment, transfer, pledge or other disposition of or encumbrance upon Parent Common Stock
(i) in violation of the Securities Act or the Rules and Regulations or (ii) to a transferee that has not agreed in writing to be bound hereby;

                  5. The undersigned has been advised that the issuance of Parent Common Stock to the undersigned in connection with the Transaction has been or will be registered with the SEC under the Securities Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, because at the time the Transaction was or will be submitted for a vote of the shareholders of Company the undersigned may be deemed to be or have been an affiliate of Company and the distribution by the undersigned of any Parent Common Stock has not been registered under the Securities Act, the undersigned may not sell, assign, transfer, pledge or otherwise dispose of or encumber Parent Common Stock issued to the undersigned in the Transaction unless
(i) such sale, assignment, transfer, pledge or other disposition or encumbrance has been registered under the Securities Act, (ii) such sale, assignment, transfer, pledge or other disposition or encumbrance is made in conformity with the volume and other limitations of Rule 145 or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, assignment, transfer, pledge or other disposition or encumbrance is otherwise exempt from registration under the Securities Act;

                  6. The undersigned understands that, except as provided in the Merger Agreement, Parent is under no obligation to register the sale, assignment, transfer, pledge or other disposition or encumbrance of Parent Common Stock by the undersigned or on the undersigned's behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available;

                  7. The undersigned also understands that Parent may impose stop transfer instructions or elect to not permit the transfer of shares of Parent Common Stock or the issuance of a new certificate representing such shares, and that there will be placed on the certificates for Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

                           "THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE
                  ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED OCTOBER 2, 2000 BETWEEN THE REGISTERED HOLDER HEREOF AND DOUBLECLICK INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF DOUBLECLICK INC."

                  8. The undersigned also understands that, unless the sale, transfer, or other disposition by the undersigned of Parent Common Stock issued to the undersigned has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to any transferee of the undersigned:

                           "THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE
                  ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES, AND WERE NOT ACQUIRED BY THE HOLDER WITH A VIEW TO TRANSFER, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF, UNLESS SUCH SALE, TRANSFER, OR OTHER DISPOSAL IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS."

                  9. The legends set forth in paragraphs 7 and 8 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Securities Act.

                  10. This Company Affiliate Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of laws thereof and may be executed in counterparts.

                            (Signature Page Follows)

                                             Very truly yours,


                                             -----------------------------------

                                             -----------------------------------
                                                           (print name)

                                             Number of Shares beneficially owned
                                             as of the date hereof:

                                             ----------------------


Accepted as of October 2, 2000

DOUBLECLICK INC.


By:
      ------------------------
Name:
      ------------------------
Title:
      ------------------------


         SIGNATURE PAGE TO SIGNATURE PAGE TO COMPANY AFFILIATE AGREEMENT